October 12, 2007

BioForce Nanosciences Holdings, Inc.
1615 Golden Aspen Drive, Suite 101
Ames, Iowa 50010

Ladies and Gentlemen:

      In connection with the registration of 6,314,000 shares (the "Shares") of common stock, par value $0.001 per share ("Common Stock"), of BioForce Nanosciences Holdings, Inc., a Nevada corporation (the "Company"), on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below. The Shares consist of (a) 1,100,000 Shares (the "Preferred Shares") issuable upon the conversion of Series A 8% Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred"); (b) 4,840,000 Shares (the "Common Warrant Shares") issuable upon the exercise of Series A, Series B, Series C, Series D, Series E and Series J Warrants (the "Common Warrants"); (c) 110,000 Shares (the "Preferred Warrant Shares") issuable upon the exercise of Series P Warrants (the "Preferred Warrants") and the subsequent conversion of the Series A Preferred underlying the Preferred Warrants; and (d) 264,000 Shares (the "Dividend Shares") issuable upon payment of dividends at the annual rate of 8% on $550,000 principal amount of Series A Preferred.

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company. We have also assumed that the merger of Silver River Acquisitions, Inc. with and into BioForce Nanosciences, Inc. was validly approved by all corporate action and that the consummation of such merger was valid and effective.

      In rendering the opinion set forth below, we have examined such questions of the corporate laws of the State of Nevada as we have considered relevant; and our opinion set forth below is limited to the corporate laws of the State of Nevada. We note, however, that we are not licensed to practice law in the State of Nevada and do not hold ourselves out as experts in the laws thereof. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

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October 12, 2007
Page 2

      Based on the foregoing, it is our opinion that:

      1. The Preferred Shares have been duly authorized, and upon the conversion of the Series A Preferred associated with such Preferred Shares as described in the Registration Statement, will be duly issued, fully paid and non-assessable;

      2. The Common Warrant Shares have been duly authorized, and upon the exercise of the Common Warrants as described in the Registration Statement, provided the Common Warrant Shares are issued and paid for in accordance with the terms of the Common Warrants, the Common Warrant Shares will be duly issued, fully paid and non-assessable;

      3. The Preferred Warrant Shares have been duly authorized, and upon the exercise of the Preferred Warrants as described in the Registration Statement, provided the Preferred Warrant Shares are issued and paid for in accordance with the terms of the Preferred Warrants and the subsequent conversion of the Series A Preferred underlying the Preferred Warrants has occurred, the Preferred Warrant Shares will be duly issued, fully paid and non-assessable; and

      4. The Dividend Shares have been duly authorized, and upon the issuance thereof as described in the Registration Statement, will be duly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.


Very truly yours,


/s/ McCarter & English, LLP

McCarter & English, LLP